EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-117078) of Brandywine Realty Trust of our report dated March 14, 2005 and Brandywine Operating Partnership, L.P. of our report dated March 16, 2005 relating to the financial statements and financial statement schedules, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 16, 2005